UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 27, 2008

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On October 28, 2008, the Registrant executed that certain Employment Agreement with Deborah Null (“Ms. Null”), effective as of October 27, 2008 (the “Effective Date”). Pursuant to the Employment Agreement, the Registrant will employ Ms. Null as its land manager and Ms. Null has agreed to perform the duties and responsibilities reasonably required of a land manager.

In consideration for Ms. Null’s employment, the Registrant will pay Ms. Null a base salary of $130,000, which amount shall be reviewed annually by the Registrant’s board of directors (the “Board”) or its compensation committee. Additional compensation will be paid to Ms. Null in the form of stock options issued under the Registrant’s Amended and Restated 2007 Stock Option Plan (the “Option Plan”). On the Effective Date, the Registrant granted to Ms. Null options to purchase 100,000 shares of the Registrant’s common stock at an exercise price of $0.60 (the “Options”). The terms and conditions of the Options are documented in the Stock Option Agreement, as defined and described below. Ms. Null is also eligible for certain incentive bonuses. During Ms. Null’s first year of employment, and annually thereafter, the Registrant may, at the Board’s discretion, pay to Ms. Null a bonus of up to and including 50% of her base salary based on Ms. Null’s and the Registrant’s performance that year. Ms. Null is entitled to participate in all of the Registrant’s benefit, welfare and retirement plans, to be reimbursed for reasonable business expenses and to at least 20 vacation days annually.

From the Effective Date, there will be a 90-day probationary period (“Probation Period”) in which the Registrant or Ms. Null may terminate the Employment Agreement without notice or other compensation. If the Registrant terminates Ms. Null’s employment for Just Cause (as defined in the Employment Agreement), then Ms. Null will not be entitled to any additional payments or benefits and may not exercise any unexercised Options, whether vested or not. If the Registrant terminates Ms. Null’s employment for other than Just Cause, then (a) the Registrant must pay Ms. Null a one-time lump-sum amount equal to 25% of Ms. Null’s base salary; (b) the Registrant must (i) pay Ms. Null a one-time lump-sum amount equal to the fees for three months of COBRA fee reimbursement or (ii) continue to provide Ms. Null with benefits for three months after her termination or pay Ms. Null a one-time lump-sum amount equal to the cost of providing such benefits for three months; and (c) Ms. Null may exercise any vested Options, but unvested options terminate upon Ms. Null’s termination. Upon a Change of Control Event (as defined in the Employment Agreement), Ms. Null may terminate her employment at any time within sixty days of the event if, after the Change of Control Event, there is any material change, reduction or diminution in Ms. Null’s titles, status or positions, authority, duties or responsibilities. If Ms. Null’s employment with the Registrant is voluntarily terminated per the previous sentence or terminated without Just Cause within three months of a Change in Control Event, then the Registrant must pay Ms. Null a one-time lump-sum amount equal to 25% of her base salary within thirty days of the termination date. Ms. Null may terminate her employment at any time without good reason upon two weeks notice to the Registrant. If Ms. Null so terminates, she is not entitled to any additional payments or benefits and immediately forfeits her unexercised Options.

The Employment Agreement contains standard indemnification and confidentiality provisions.

Stock Option and Subscription Agreement

On October 28, 2008, the Registrant executed that certain Stock Option and Subscription Agreement with Ms. Null (the “Stock Option Agreement”), effective as of October 27, 2008 (the “Date of Grant”). The Stock Option Agreement documents the terms and conditions of the Options granted to Ms. Null in partial consideration for her employment as the Registrant’s land manager.

Under the Stock Option Agreement, the Registrant delivered the Options to Ms. Null on the Date of Grant and the Options expire on October 27, 2013 (“Expiration Date”). One-third of Ms. Null’s Options will vest on each of the first three anniversaries of the Date of Grant. Unless Ms. Null’s employment is terminated due to death or permanent disability, for other than Just Cause, or in connection with a Change of Control Event, Ms. Null must be an employee, director or officer of the Registrant to exercise vested Options. Vested

Options will terminate prior to the Expiration Date if the Registrant terminates Ms. Null for Just Cause or if Ms. Null terminates her own employment without good reason. If neither situation is applicable, the vested options terminate in accordance with Section 5.1(g) of the Option Plan. Unvested Options will terminate prior to the Expiration Date if Ms. Null’s employment is terminated by either party during the Probation Period, the Registrant terminates Ms. Null for Just Cause, the Registrant terminates Ms. Null other than for Just Cause, or if Ms. Null resigns without good reason. If none of these situations are applicable, unvested options will terminate in accordance with Section 5.1(g) of the Option Plan. Upon a Change of Control Event, each unvested Option will immediately vest.

Item 3.02 Unregistered Sale of Equity Securities.

On October 27, 2008, the Registrant granted the Options to Ms. Null, exercisable until the Expiration Date or until the Options otherwise terminate per the Stock Option Agreement more completely described in Item 1.01 above. The Options are subject to vesting provisions as set forth in the Stock Option Agreement. The Registrant issued the stock options to one U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) who is an accredited investor, relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Exhibits.

10.1 Employment Agreement by and between the Registrant and Ms. Null

10.2 Stock Option and Subscription Agreement by and between the Registrant and Ms. Null

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: October 30, 2008	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.         Description

10.1                      Employment Agreement by and between the Registrant and Ms. Null

10.2                      Stock Option and Subscription Agreement by and between the Registrant and Ms. Null